EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting of Newfield Exploration Company, which appears in Newfield Exploration Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 5, 2011